UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2024

BENITEC BIOPHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39267	84-4620206
(State or Other Jurisdiction of Incorporation or Organization )	(Commission File Number)	(IRS Employer Identification No.)

3940 Trust Way, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

(Telephone Number): (510) 780-0819

(Former Name or Former Address, if Changed Since Last Report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001	BNTC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2024, Benitec Biopharma Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Leerink Partners LLC (the “Agent”). Pursuant to the terms of the Sales Agreement, the Company may offer and sell shares of the Company’s common stock, par value $0.0001 (the “Shares”) having an aggregate offering amount of up to $75 million from time to time through the Agent. The Agent will use its commercially reasonable efforts, as the agent and subject to the terms of the Sales Agreement, to sell the Shares offered. Sales of the Shares, if any, may be made in sales deemed to be an “at-the-market offering” as defined in Rule 415 under the Securities Act of 1933, as amended. The Company may also agree to sell Shares to the Agent as principal for its own account on terms agreed to by the Company and the Agent. The Agent will be entitled to a commission from the Company of 3.0% of the gross proceeds from the sale of Shares sold under the Sales Agreement. In addition, the Company has agreed to reimburse certain expenses incurred by the Agent in connection with the offering. The Company intends to use any net proceeds from the offering to fund the continued development of its product candidate programs, working capital and other general corporate purposes.

The Shares will be sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-277310), that was filed with the Securities and Exchange Commission, including the related prospectus, dated March 5, 2024, as supplemented by a prospectus supplement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The Sales Agreement contains customary representations, warranties, and agreements of the Company and the Agent, indemnification rights and obligations of the parties and termination provisions. The Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the Sales Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Proskauer Rose LLP relating to the legality of the Shares is filed as Exhibit 5.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Sales Agreement, dated as of October 11, 2024, between Benitec Biopharma Inc. and Leerink Partners LLC

5.1	Opinion of Proskauer Rose LLP

23.1	Consent of Proskauer Rose LLP (included in Exhibit 5.1 hereto)

104	Cover Page Interactive Data File (formatted in Inline XBRL in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENITEC BIOPHARMA INC.
(Registrant)

	By:	/s/ Jerel A. Banks
Date: October 11, 2024		Jerel A. Banks
Chief Executive Officer